UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012 (December 11, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2012, Chesapeake Midstream Development, L.L.C. (“CMD”), an indirect wholly owned subsidiary of Chesapeake Energy Corporation (the “Company”), and Access Midstream Partners, L.P. (“ACMP”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”). Under the terms of the Unit Purchase Agreement, CMD has agreed to sell, and ACMP has agreed to purchase, 100% of the issued and outstanding equity interests in Chesapeake Midstream Operating, L.L.C. (“CMO”), which together with its subsidiaries owns certain midstream gas gathering, processing and related assets in the Eagle Ford, Utica, Niobrara, Haynesville and Marcellus shale plays. We refer to this transaction as the “CMO Sale.”

The purchase price for the CMO Sale at closing is expected to be approximately $2.16 billion, subject to post-closing adjustments. The applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act has expired, and the closing of the CMO Sale is expected to occur prior to December 31, 2012.

The obligation of ACMP to consummate the closing of the CMO Sale is subject to certain conditions, including among others, (i) the absence of any law or order prohibiting the consummation of the CMO Sale or any proceeding by a governmental body challenging or that could reasonably be expected to prohibit the CMO Sale, (ii) delivery of certificates and certain transaction agreements (as described further below), and (iii) the absence of a material adverse effect (as defined in the Unit Purchase Agreement) with respect to the business, operations and condition of CMO.

The Unit Purchase Agreement contains customary representations and warranties of CMD and ACMP and customary covenants, including covenants with respect to regulatory filings, commercially reasonable efforts to consummate the CMO Sale, and certain covenants with respect to operations of CMO and its subsidiaries between the signing of the Unit Purchase Agreement and the closing.

CMD, on the one hand, and ACMP, on the other, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Unit Purchase Agreement, subject to certain limitations and survival periods. CMD also has agreed to indemnify ACMP for certain specified contingencies and liabilities, as well as liabilities related to (i) the operations of CMO and its subsidiaries prior to the closing, (ii) transfers of assets or equity of CMO prior to the closing and (iii) certain excluded assets and entities.

The Unit Purchase Agreement may be terminated by either CMD or ACMP, as applicable, subject to certain exceptions, including (i) the mutual written consent of CMD and ACMP, (ii) if the closing has not occurred by December 31, 2012, (iii) for breaches of representations and warranties or covenants that remain uncured, or (iv) if a governmental body has issued a final order permanently restraining the CMO Sale.

The parties have agreed to enter into certain commercial and ancillary transaction agreements upon the closing of the CMO Sale, including, among others, new gathering and processing agreements between CMO and affiliates of the Company, a master recoupment and set-off agreement with respect to obligations under the transaction documents and other ancillary agreements. The Company has agreed to enter into a guaranty at the closing with respect to CMD’s and its affiliates’ respective obligations under the transaction documents and certain legacy agreements, and ACMP has agreed to guarantee CMO’s and its subsidiaries’ obligations under the new gathering and processing agreements.

At the closing of the sale, certain provisions of the omnibus agreement entered into between ACMP and affiliates of the Company at the time of ACMP’s initial public offering will be terminated, including ACMP’s right of first offer with respect to (i) opportunities to develop or invest in midstream energy projects within five miles of ACMP’s acreage dedications in the Barnett Shale and Mid-Continent regions, (ii) opportunities to succeed third parties in expiring midstream energy service contracts within the acreage dedications and within five miles thereof in the Barnett Shale and Mid-Continent regions and (iii) opportunities with respect to future midstream divestitures outside of the acreage dedications.

In connection with the execution of the Unit Purchase Agreement, CMD also extended until March 1, 2013 the previously announced exclusivity agreement with respect to the potential sale of certain Mid-Continent midstream assets to ACMP.

The foregoing description of the Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Unit Purchase Agreement filed as Exhibit 2.1 to this Current Report and incorporated into this Item 1.01 by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 11, 2012, the Company issued a press release announcing the transactions described above in Item 1.01 of this Current Report. A copy of this press release is attached as Exhibit 99.1 to this Current Report.

On December 14, 2012, the Company issued a press release announcing that it has offered a voluntary separation program to certain Company employees as part of the Company’s ongoing efforts to improve efficiencies and reduce costs.  A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

On December 17, 2012, the Company issued a press release announcing that its Board of Directors has declared quarterly common and preferred stock dividends.  A copy of the press release is attached as Exhibit 99.3 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      December 17, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

2.1*	Unit Purchase Agreement, dated December 11, 2012, between Access Midstream Partners, L.P. and Chesapeake Midstream Development, L.L.C.

99.1
Chesapeake Energy Corporation press release dated December 11, 2012 - Chesapeake Energy Corporation Announces Agreement to Sell a Substantial Majority of Its Remaining Midstream Assets for $2.16 Billion

99.2	Chesapeake Energy Corporation press release dated December 14, 2012 - Chesapeake Energy Corporation Announces Voluntary Separation Program for Eligible Employees

99.3	Chesapeake Energy Corporation press release dated December 17, 2012 - Chesapeake Energy Corporation Declares Quarterly Common and Preferred Stock Dividends

* Exhibits and schedules to the Unit Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of any such omitted exhibits or schedules to the Securities and Exchange Commission upon request, subject to the Company’s right to request confidential treatment of any requested exhibit or schedule.  The omitted exhibits and schedules are listed in the Unit Purchase Agreement under the headings “Exhibits” and “Schedules,” respectively.